THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

                            BASELINE OIL & GAS CORP.

                              COMMON STOCK WARRANT

No: __

Date of Issuance: February 1, 2006

      FOR VALUE RECEIVED, Baseline Oil & Gas Corp., a Nevada corporation (the "Company"), hereby grants to _____________ ("Holder"), as of the Date of Issuance indicated above. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

      This Warrant is subject to the following provisions:

      1. Exercise of Warrant.

            1.1 Purchase of Shares. Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to __________ shares of the Company's Common Stock (the "Warrant Shares") for $1.32 per share (the "Exercise Price").

            1.2 Exercise Period. Holder may exercise this Warrant for a period ("Exercise Period") commencing on the date hereof and terminating on the third anniversary of the Date of Issuance. Notwithstanding anything herein to the contrary, in the event Holder has not exercised this Warrant in full prior to the expiration of the exercise period, this Warrant shall be deemed automatically exercised pursuant to Section 1.4 on the date immediately preceding such expiration date without any further action on behalf of the Holder.

            1.3 Exercise Procedure.

                  (a) This Warrant shall be deemed to have been exercised at such time when the Company has received all of the following items (the "Exercise Time"):

                        (i) a completed Exercise Notice, as described in Section 1.5, executed by Holder exercising all or part of the purchase rights represented by this Warrant;

                        (ii) this Warrant; and

                        (iii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, at the election of Holder, by wire transfer or certified check payable to the order of the Company, except in cases where the Holder indicates in the Exercise Notice that it intends to exercise this Warrant in the manner specified in
Section 1.4. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable, upon exercise of this Warrant, shall be deemed to have become the holders(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented.

                  (b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to Holder as soon as practicable after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall as soon as practicable deliver such new Warrant to the person designated for delivery in the Exercise Notice.

                  (c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to Holder at the Exercise Time, and Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).

                  (e) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (f) During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

            1.4 Cashless Exercise. Notwithstanding the provisions of Section 1.3(a)(iii) requiring payment by wire transfer or check, the Company agrees that, unless otherwise prohibited by law, Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

            X = Y (A - B)
                ---------
                    A

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price (as adjusted to the date of the cashless exercise).

The term "Fair Market Value" shall mean (A) if the class of Warrant Shares is exchange-traded, the closing sale or last sale price per share of the class of Warrant Shares, (B) if the class of Warrant Shares is regularly traded in any over-the-counter market, the average of the bid and asked prices per share of the class of Warrant Shares, and (C) if the class of Warrant Shares is not traded as described in clause (A) or (B), the per share fair market value of the class of Warrant Shares as determined in good faith by the Company's Board of Directors. Fair Market Value as of a given date with respect to clauses (A) and
(B) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the class of Warrant Shares takes place on such date, on the next preceding trading day on which there has been such trading.

            1.5 "Easy Sale" Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations, the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Warrant Shares so purchased to pay for the Exercise Price (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to the Company, with any sale proceeds in excess of the Exercise Price being for the benefit of the Holder.

            1.6 Exercise Notice. Upon any exercise of this Warrant, Holder shall deliver to the Company an Exercise Notice in substantially the form set forth in Exhibit A hereto.

            1.7 No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.7, be issuable upon exercise of the rights represented by this Warrant, the Company shall round up the number of shares delivered to Holder to the nearest whole share.

      2. Adjustments to Warrant Shares.

            2.1 Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall, after such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of Common Stock purchasable (at the time of such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 2 with respect to the rights and interests thereafter of Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to Holder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and other obligations hereunder.

            2.2 Notice of Record Date, etc. In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this
Section 2 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 8, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

      3. No Voting Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

      4. Transfer of Warrant. The securities represented hereby and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of a registration statement in effect with respect to such securities, or delivery of an opinion of counsel in form and substance satisfactory to the Company that such offer or sale or transfer, pledge or hypothecation is in compliance with the Securities Act, or unless sold in full compliance with Rule 144 under the Securities Act.

      5. Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and

                  (b) The Warrant Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

      6. Representations and Warranties by Holder. Holder represents and warrants to the Company as follows:

                  (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

                  (b) Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances;

                  (c) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interest in connection therewith;

                  (d) Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant; and

                  (e) Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

      7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      8. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to Holder, at Holder's address as it appears in the records of the Company.

      9. Amendment and Waiver. The provisions of this Warrant contain the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended and waived only if such amendment or waiver is set forth in writing executed by the Company and the Holder.

      10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by the laws of the State of California.

      11. Benefits of Agreement; Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.

      12. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.

      13. Counterparts. This Warrant may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

                                          BASELINE OIL & GAS CORP.


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          [Placement Agent]


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                                 EXERCISE NOTICE

                            Baseline Oil & Gas Corp.
                       Attention: Chief Financial Officer

      The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by Baseline Oil & Gas Corp. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

|_| Tenders herewith payment of the exercise price in full in the form of cash or check in the amount of $____________ for _________ such securities.

|_| Elects the Net Issue Exercise option pursuant to Section 1.4 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

      X = Y (A-B)               (    ) =  (____) [(_____) - (_____)]
         -------                           ------------------------
            A                                          (_____)

      Where X = the number of shares of Common Stock to be issued to Holder.

      Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

      A = the Fair Market Value of one share of the Company's Common Stock.

      B = Exercise Price (as adjusted to the date of such calculation).

|_| Elects the Easy Sale Exercise option pursuant to Section 1.5 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                    HOLDER:


                                    --------------------------------------------
                                    Name:
                                    Title:

                                    Date:
                                          --------------------------------------

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------

                                    Name in which shares should be registered:

                                    --------------------------------------------

|_| If this box is checked, as long as the Company's transfer agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered. In the event that the Company's transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.


                                       A-1